Exhibit (g)(11)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF August 14, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS:

Custodian	Purpose
Bank of New York	Ficash
Fiterm

B SPECIAL SUBCUSTODIANS:

Subcustodian	Purpose
Bank of New York	Ficash

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores S.A.

Australia	Westpac Banking Corporation,	Austraclear Limited
Sydney

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen	Oesterreichische Kontrollbank
	Sparkassen AG	AG (Wertpapiersammelbank
Division)

Bahrain	HSBC Bank Middle East	Clearing, Settlement, and Depository
	(as delegate of The Honkong and Shanghai Banking Corporation Limited)	System of the Bahrain Stock Exchange

Bangladesh	Standard Chartered Bank, Dhaka	Central Depository Bangladesh Limited

Belgium	BNP Paribas Securities Services	Euroclear Belgium
	S.A.	Banque Nationale de Belgique

Benin	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central Banque de Reglement

Bermuda	The Bank of Bermuda Limited	Bermuda Securities Depository

Botswana	Barclays Bank of Botswana	Bank of Botswana
Limited, Gaborone

Brazil	Citibank, N.A., Sao Paulo	Systema Especial de Liquidacao
e Custodia (SELIC)

Central de Custodia e Liquidacao
Financeira de Titulos (CETIP)

Companhia Brasileria de Liquidacao e
Custodia

Bulgaria	ING Bank N.V., Sofia	Central Depository AD (CDAD)
The Bulgarian National Bank

Burkina Faso	via Societe Generale de Banques en Cote d-Ivoire, Abidjan, Ivory Coast	Depositaire Central-Banque de Reglement

Canada	State Street Trust Company	The Canadian Depository for
	Canada, Toronto	Securities Limited (CDS)

Cayman Islands	Scotiabank & Trust (Cayman) Limited	None

Chile	BankBoston, N.A.	Deposito Central de Valores S.A. (DCV)

China - Shanghai	The Hongkong and Shanghai Banking Corporation Limited, Shanghai Branch	China Securities Depository and Clearing Corporation Limited, Shanghai Branch

China - Shenzhen	The Hongkong and Shanghai Banking Corporation Limited Shenzhen Branch	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia	Cititrust Colombia S.A.	Deposito Centralizado de Valores
	Sociedad Fiduciaria, Bogota	Deposito Centra de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Banco BCT S.A.	Central de Valores S.A.

Croatia	Privredna Banka Zagreb d.d.	Sredisnja Dpozitarna Agencija d.d.

Cyprus	The Cyprus Popular Bank Ltd., Nicosia	Central Depository and Central Registry

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	Stredisko Cennych Papiru Ceska Republika (SCP)
Czech National Bank (CNB)

Denmark	Skandinaviska Enskilda Banken AB	Vaerdipapericentralen

Ecuador	Banco de la Produccion S.A.	None

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and	Misr for Clearing, Settlement and Depository
Shanghai Banking Corporation Ltd.)

Estonia	AS Hansabank, Ltd., Tallinn	AS Eesti Väärtpaberite Keskdepositoorium

Finland	Nordea Bank Finland Plc.	Suomen Arvopaperikeskus
Helsinki

France	BNP Paribas Securities Services, Paris	Euroclear France
Deutsche Bank A.G., Paris Branch

Germany	Deutsche Bank A.G.	Clearstream Banking AG, Frankfurt

Ghana	Barclays Bank of Ghana Limited,	None
Accra

Greece	National Bank of Greece, S.A.,	Apothtirion Tilton A.E.
Athens

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central - Banque de Reglement

Hong Kong	Standard Chartered Bank, Hong Kong	Hong Kong Securities Clearing Company Limited

The Central Money Markets Unit (CMU)

Hungary	HVB Bank Hungary Rt.	Kozponti Elszamolohaz es Ertektar
	Budapest	(Budapest) Rt. (KELER)

Iceland	Kaupthing Bank hf.	Iceland Securities Depository Limited

India	Deutsche Bank AG, Mumbai	National Securities Depository Limited
(NSDL)

	Hongkong & Shanghai Banking	Reserve Bank of India
Corporation, Ltd., Mumbai
Central Depository Services India Limited

Indonesia	Deutsche Bank AG	Bank Indonesia
Jakarta
PT Kustodian Sentral Efek Indonesia

Ireland	Bank of Ireland, Dublin	None

Israel	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange (TASE)
Clearinghouse, Ltd.

Italy	BNP Paribas, Milan Deutsche Bank, Milan	Monte Titoli S.p.A.;

Ivory Coast	Societe Generale de Banques	Depositaire Central - Banque
	en Cote d'Ivoire, Abidjan	De Règlement

Jamaica	Bank Nova Scotia Jamaica Ltd.	Jamaica Central Securities Depository

Japan	Mizuho Corporate Bank, Ltd.	Japan Securities Depository Center

	Sumitomo Mitsui Banking Corporation	Bank of Japan

Jordan	HSBC Bank Middle East	None
(as delegate of The Hongkong and
Shanghai Banking Corporation Ltd.)

Kazakhstan	HSBC Bank Kazakhstan	Central Securities Depository

Kenya	Barclays Bank of Kenya Limited,	The Central Bank of Kenya
	Nairobi	Central Depository and Settlement Corp. Ltd.

Republic of Korea	The Hongkong and Shanghai	Korea Securities Depository (KSD)
Banking Corporation Ltd., Seoul

Deutsche Bank AG

Latvia	A/s Hansabanka, Riga	Latvian Central Depository

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Ltd.)	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear)
Banque du Liban

Lithuania	SEB Viniaus Bankas AB	Central Securities Depository of
Lithuania

Malaysia	Standard Chartered Bank Malaysia Berhad, Kuala Lampur	Bursa Malaysia Central Depository Sdn. Bhd. (MCD)

Bank Negara Malasia

Mali	via Societe Generale de Banques	Depositaire Central - Banque de
Reglement

Malta	HSBC Bank, Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Hongkong and Shanghai Banking Corporation Limited,	Central Depository & Settlement Co., Ltd.
Mauritius
Bank of Mauritius (BOM)

Mexico	Banco Nacional de Mexico S.A.	S.D. INDEVAL, S.A. de C.V.
	Mexico City	(Institución para el Deposito de
Valores)

Morocco	Attijariwafa Bank	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd	Bank of Namibia

Netherlands	Deutsche Bank AG	Euroclear Nederland

New Zealand	Westpac Banking Corporation Wellington, New Zealand	New Zealand Central Securities Depository Limited (NZCDS)

Niger	via Societe Generale de Bankques en Cote	Depositaire Central - Banque de Reglement

Nigeria	Stanbic Bank Nigeria Ltd.	Central Securities Clearing System Ltd.

Norway	Nordea Bank Norge ASA, Oslo	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East Limited	Muscat Depository and Securities
	(as delegate of the Hongkong and	Registration Company, SAOC
Shanghai Banking Corporation Ltd.)

Pakistan	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Ltd.
State Bank of Pakistan

Palestine	HSBC Bank Middle East Limited	Clearing Depository and Settlement, a
	(as delegate of the Hongkong and	dept. of the Palestine Stock Exchange
Shanghai Banking Corporation Ltd.)

Panama	HSBC Bank (Panama) S.A.	LatinClear

Peru	Citibank del Peru, S.A.	Caja de Valores y Liquidaciones (CAVAL)

Philippines	Standard Chartered Bank, Manila	Philippine Depository & Trust Corp.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Bank Handlowy w Warszawie S.A.	Krajowy Depozyt Papierow Wartosciowych S.A.

Central Treasury Bills Registrar

Portugal	Banco Comercial Portuguese, S.A.,	INTERBOLSA - Sociedade Gestora
	Lisbon	de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Puerto Rico	Citibank, N.A., Puerto Rico	see U.S. depositories

Qatar	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Ltd.)	Central Clearing and Registration (CCR) (dept. of Doha Securities Market)

Romania	ING Bank N.V., Bucharest	National Bank of Romania

Bucharest Stock Exchange (BSE)

Russia	ING Bank Eurasia ZAO (ING)	Vneshtorgbank, Bank for Foreign Trade
	Moscow	of the Russian Federation

Senegal	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast	Depositaire Central - Banque de Reglement

Serbia	HVB Bank Serbia and Montenegro a.d.	Central Registrar and Central Depository for Securities

Singapore	The Development Bank of	Central Depository (Pte) Ltd. (CDP)
Singapore Ltd., Singapore
Monetary Authority of Singapore
United Overseas Bank Ltd.

Slovak Republic	Ceskoslovenska Obchodni	Centralny depozitar cennych papierov SR, a.s.

National Bank of Slovakia (NBS)

Slovenia	Banka Austria Creditanstalt d.d., Ljubljana,	Klirinsko Depotna Druzba (KDD)

South Africa	Standard Bank of South Africa	STRATE
Limited, Johannesburg
Nedbank Ltd, Braamfontein

Spain	Santander Investment Services, S.A.	IBERCLEAR

Sri Lanka	Hongkong and Shanghai	Central Depository System (Pvt)
	Banking Corp. Ltd., Colombo	Limited (CDS)

Swaziland	Standard Bank Swaziland,	None
Limited, Mbabane

Sweden	Skandinaviska Enskilda Banken AB	Vardepapperscentralen VPC AB
	Switzerland	(The Swedish Central Securities Depository)

Switzerland	UBS AG, Zurich	SegaIntersettle AG (SIS)

Taiwan	Central Trust of China, Taipei	Taiwan Depository and
	HSBC Taipei	Clearing Corporation
Citibank Taipei
Deutsche Bank
Standard Chartered Bank Taipei

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)
Togo	via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory	Depositaire Central - Banque de Reglement
Coast

Trinidad and Tobago	Republic Bank Ltd.	Trinidad and Tobago Central Bank

Tunisia	Banque Internationale Arabe de Tunisie	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Citibank, A.S.	Central Registry Agency (CRA)

Central Bank of Turkey

Uganda	Barclays Bank of Uganda Ltd.	Bank of Uganda

Ukraine	ING Bank Ukraine	National Bank of Ukraine
Mizhregionalny Fondovy Souz

United Arab Emirates	HSBC Bank Middle East Limited	Clearing and Depository System a department of the Dubai Financial Market

United Kingdom	State Street Bank and Trust	CrestCo. Ltd.
Company, Scotland

United States	State Street Bank and Trust Co.	Depository Trust Clearing Corporation

Federal Reserve Bank

Uruguay	BankBoston, N.A.	Banco Central del Uruguay

Venezuela	Citibank, N.A., Caracas	The Central Bank of Venezuela

Caja Venezolana de Valores

Vietnam	The Hongkong and Shanghai	Vietnam Securities Depository (VSD)
Banking Corporation Limited

Zambia	Barclays Bank of Zambia	LuSE Central Shares Depository Ltd.
	Plc, Lusaka	Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None Transnational Euroclear Clearstream (Clearstream Banking, S.A.)

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Each of the Investment Companies Listed on
Appendix A to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios

By:/s/John Costello
Name: John Costello
Title:Assistant Treasurer

State Street Bank and Trust Company

By:/s/Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President